UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2025

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On February 3, 2025, Mangoceuticals, Inc. (the “Company”, “we” and “us”) entered into a Subscription Agreement with an accredited investor (the “Purchaser”), pursuant to which the Purchaser agreed to purchase 70,000 shares of the Company’s restricted common stock from the Company for a total of $105,000, $1.50  per share. The Subscription Agreement included customary representations and warranties of the Purchaser and the Company.

The Company claims an exemption from registration for the issuance of the shares pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the offer and sale of such shares did not involve a public offering and the recipient was an “accredited investor” and had access to similar information as would be included in a registration statement under the Securities Act. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing offers and sales and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The description of the Subscription Agreement above is not complete and is qualified in its entirety by the full text of the form of Subscription Agreement, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated by reference into this Item 3.02 in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment to Amanda Hammer Agreement

On, and effective on February 6, 2025, the Company, with the approval of the Board of Directors of the Company, with the recommendation of the Compensation Committee of the Board of Directors, entered into a First Amendment to Employment Agreement with Amanda Hammer, the Company’s Chief Operating Officer (the “Hammer Amendment”).

Pursuant to the Hammer Amendment, Ms. Hammer’s role with the Company was expanded to include serving as Chief Operating Officer of Mango & Peaches Corp., the Company’s current wholly-owned subsidiary (“M&P”)(provided that the Company has agreed to issue Mr. Cohen (a) 1,700,000 shares of the common stock of M&P (representing 25.4% of M&P’s outstanding shares of common stock); and (b) 100 shares of Series A Super Majority Voting Preferred Stock of M&P, which will have the right to vote fifty-one percent (51%) of the total vote on all M&P shareholder matters); certain provisions of the employment agreement relating to the Company were amended to include both the Company and M&P; Ms. Hammer’s compensation was increased to $180,000 per year, effective February 1, 2025; and the Company agreed to pay Ms. Hammer a cash bonus of $15,000 within 30 days of the effective date of the Hammer Amendment.

The description of the Hammer Amendment is not complete and is qualified in its entirety by the full text of the Hammer Amendment, a copy of which is attached hereto as Exhibit 10.2, and which is incorporated by reference into this Item 5.02 in its entirety.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Form Common Stock Subscription Agreement (February 2025)
10.2*£	First Amendment to Employment Agreement dated February 6, 2025, between Mangoceuticals, Inc. and Amanda Hammer
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

£ Represents management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: February 7, 2025	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer